                                                                      EXHIBIT 99



F S I  I n t e r n a t i o n a l                           NEWS
                                        [FSI LOGO]


3455 Lyman Boulevard
Chaska, Minnesota USA 55318-3052


For additional information contact:            Benno Sand-Investor and Financial
                                               Media (952) 448-8936
                                               Laurie Walker-Trade Media
                                               (952) 448-8066
FOR IMMEDIATE RELEASE

FSI INTERNATIONAL, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2002 FINANCIAL RESULTS

       THE COMPANY BEGINS FISCAL 2003 WITH $64 MILLION IN CASH AND NO DEBT

         MINNEAPOLIS (Oct. 15, 2002) -- FSI International, Inc. (Nasdaq: FSII), a manufacturer of capital equipment for the microelectronics industry, today reported financial results for the fiscal 2002 fourth quarter and the year ended August 31, 2002.

FISCAL 2002 RESULTS

         Fiscal year 2002 sales decreased to $143.4 million, compared to $218.1 million for fiscal 2001. The Company's 2002 fiscal year net loss was $34.7 million or $1.26 per share (diluted), compared to a net loss of $20.7 million or $0.81 per share (diluted) for fiscal year 2001.

REALIGNMENT AND OTHER CHARGES

         In fiscal 2002, the Company recorded a $5.4 million charge in accordance with SFAS 142 for the writeoff of goodwill associated with the 1999 acquisition of YieldUP and a $500,000 realignment charge related to the December 2001 reduction in force. In the aggregate, these charges were $5.9 million or $0.21 per share (diluted).

         The fiscal 2001 loss includes a $15.0 million or $0.59 per share (diluted) cumulative effect of the change in accounting principle that was recorded in the first quarter of 2001. This change was made based upon guidance of the Securities and Exchange Commission Staff Accounting Bulletin No. 101 (SAB
101). In addition, during fiscal 2001 the Company recorded $2.6 million or $0.10 per share of realignment charges associated with the Company's reductions in force.

FOURTH QUARTER FISCAL 2002 RESULTS

         Sales for the fiscal 2002 fourth quarter were $30.0 million, compared to $47.5 million for the same period of fiscal 2001. The Company's net loss for the fourth quarter of fiscal 2002 was $14.5 million or $0.50 per share (diluted), as compared to a net loss of $7.4 million or $0.29 per share (diluted) in the fourth quarter of fiscal 2001.

                                    - more -

Page Two
FSI International, Inc.
October 15, 2002


FOURTH QUARTER OTHER CHARGES

         In the fourth quarter of fiscal 2002, the Company recorded the $5.4 million or $0.18 per share writeoff of goodwill. There were no other charges in the fourth quarter of fiscal 2001.

BACKLOG AND DEFERRED REVENUE

         The Company begins fiscal 2003 with $39.6 million in backlog, as compared to $37.1 million in backlog at the beginning of fiscal 2002. Deferred revenue was $7.8 million at the end of fiscal 2002 and represented $4.1 million of deferred profit. Customers can cancel or delay orders; therefore backlog is not necessarily indicative of shipments or revenues in future periods.

BALANCE SHEET STRENGTH

         Cash, cash equivalents and marketable securities at year end were $63.9 million. As of August 31, 2002, the Company had $100.6 million in working capital, a current ratio of 4.1 to 1 and a book value of $6.10 per share.

OUTLOOK

         Considering the backlog and deferred revenue levels at the end of fiscal 2002, the Company expects first quarter fiscal 2003 revenues to decrease sequentially to $25.0 to $28.0 million from the $30.0 million fourth quarter level.* A portion of the expected revenue is subject to obtaining timely acceptance from the Company's customers.

         Taking into consideration the current backlog and anticipated orders, the Company expects that first quarter fiscal 2003 shipments should increase sequentially from $23.6 million in the fourth quarter to $25.0 to $28.0 million.* Orders in backlog are subject to cancellation or delay by the Company's customers.

         Based upon the gross profit margin associated with deferred revenue, the expected manufacturing capacity utilization rate and the current quarterly operating expense run rate, the Company's expects a loss in the $10.0 to $12.0 million range for the first quarter of fiscal 2003, excluding any non-cash charges related to Metron Technology N.V. ("Metron").*

         As we previously announced on October 9, 2002, the Company and Metron announced the early termination of the distribution agreements between the Company and Metron for Europe and the Asia-Pacific region. As a result, the Company anticipates a non-cash charge related to using 1.154 million of Metron stock as consideration for the $2.750 million early termination fee to be paid by the Company to

                                    - more -

Page Three
FSI International, Inc.
October 15, 2002


Metron.* The 1.154 million shares of Metron stock owned by the Company are valued on the balance sheet as of August 31, 2002 at $7.1 million or $6.17 per share. The Company would own 1.536 million shares or approximately 11.8 percent of Metron stock after the transaction closes on March 1, 2003.* The Company will continue to monitor the carrying value of its investment in Metron.*

CONFERENCE CALL DETAILS

         Investors will have the opportunity to listen to the conference call at 3:30 p.m. CT today over the Internet. The web cast is being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network such as America Online's Personal Finance Channel, Fidelity Investments(R) (Fidelity.com) and others. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

ABOUT FSI

         FSI International Inc., a global supplier of wafer cleaning and resist processing equipment and technology, delivers economic and technical advantages for current and emerging microelectronics manufacturing challenges. Using the company's broad portfolio of products, which include immersion, spray, vapor and CryoKinetic systems for wafer cleaning, and resist processing systems for wafer coating and developing, customers are able to efficiently achieve their goals. FSI's customers include microelectronics manufacturers located throughout North America, Europe, Japan and the Asia-Pacific region.

         FSI maintains a Web site at www.fsi-intl.com

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

         This press release contains certain "forward-looking" statements (*), including, but not limited to, anticipated orders, shipments and SAB 101 revenue and losses for the first quarter of fiscal 2003 and non-cash charges related to Metron. Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties include, but are not limited to, the length and extent of the current industry downturn; additional order delays or cancellations; savings from our cost-cutting measures may

                                    - more -

Page Four
FSI International, Inc.
October 15, 2002


be less than anticipated; we may incur unexpected additional costs as part of our cost cutting measures; general economic conditions; changes in customer capacity requirements and demand for microelectronics; the extent of demand for our products and our ability to meet demand; global trade policies; worldwide economic and political stability; the Company's successful execution of internal performance plans; the cyclical nature of the Company's business; volatility of the market for certain products; performance issues with key suppliers and subcontractors; the transition to 300mm products; the level of new orders; the timing and success of current and future product and process development programs; the success of the Company's affiliated distributors; legal proceedings; and the potential impairment of long-lived assets; as well as other factors listed from time to time in the Company's SEC reports including, but not limited to, the Company's Annual Report on Form 10-K for the 2001 fiscal year and Quarterly Reports on Form 10-Q for the 2002 fiscal year. The Metron transaction is subject to a number of closing conditions including approval by the Metron shareholders of the use of our stock as consideration for the termination fee. The Company assumes no duty to update the information in this press release.

                                    - more -

                    FSI INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands, except per share data)
                                  (unaudited)

                               Fourth Quarter Ended          Year Ended
                               ---------------------   ---------------------
                                 Aug. 31,   Aug. 25,    Aug. 31,  Aug. 25,
                                   2002       2001        2002      2001
                                 --------   --------    --------  --------

Sales                           $  29,952    $47,542   $ 143,374  $218,078
Cost of goods sold                 18,509     34,014      98,999   137,682
---------------------------     ---------  ---------   --------- ---------
Gross profit                       11,443     13,528      44,375    80,396
Selling, general and
 administrative expenses           16,471     11,563      44,917    50,331
Research and development
 expenses                           9,664     10,845      36,197    42,118
---------------------------     ---------  ---------   --------- ---------
Operating loss                    (14,692)    (8,880)    (36,739)  (12,053)
Interest and other
 income, (expense) net                453        758       1,532     2,697
---------------------------     ---------  ---------   --------- ---------
Loss before income taxes          (14,239)    (8,122)    (35,207)   (9,356)
Income tax expense (benefit)          ---        200        (559)      600
---------------------------     ---------  ---------   --------- ---------
Loss before equity in
 earnings (losses) of
 affiliates                       (14,239)    (8,322)    (34,648)   (9,956)
Equity in earnings (losses)
 of affiliates                       (250)       910         (15)    4,196
---------------------------     ---------  ---------   --------- ---------
Net loss before cumulative
 effect of change in
 accounting principle,
 net of tax                       (14,489)    (7,412)    (34,663)   (5,760)
---------------------------     ---------  ---------   --------- ---------
Cumulative effect of change
 in accounting principle,
 net of tax                           ---        ---         ---   (14,969)
---------------------------     ---------  ---------   --------- ---------
Net loss                        $ (14,489)  $ (7,412)  $ (34,663) $(20,729)
---------------------------     =========  =========   ========= =========





                                    - more -

                    FSI INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)


                               Fourth Quarter Ended          Year Ended
                               ---------------------   ---------------------
                                 Aug. 31,   Aug. 25,    Aug. 31,  Aug. 25,
                                   2002       2001        2002      2001
                                 --------   --------    --------  --------


Loss per share-basic
 and diluted:
  Loss before cumulative
   effect of change in
   accounting principle         $   (0.50) $   (0.29)  $   (1.26)$   (0.22)
  Cumulative effect of
   change in accounting
   principle, net of tax              ---        ---         ---     (0.59)
---------------------------     ---------  ---------   --------- ---------
Loss after cumulative effect
 of change in accounting
 principle                      $   (0.50) $   (0.29)  $   (1.26)$   (0.81)
---------------------------     ---------  ---------   --------- ---------
Weighted average common
 shares
  Basic                            29,199     25,837      27,450    25,543
  Diluted                          29,199     25,837      27,450    25,543
---------------------------     ---------  ---------   --------- ---------





                                    - more -

                      INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)


                                          August 31,     August 25,
                                             2002           2001
                                         -----------    -----------

Assets
---------------------------------------
Current assets:
 Cash, cash equivalents
  and marketable securities               $ 63,868        $ 54,628
 Receivables, net                           19,428          41,374
 Inventories                                44,693          48,699
 Other current assets                        4,731           5,983
---------------------------------------  -----------    -----------
      Total current assets                 132,720         150,684

Property, plant and equipment, net          47,350          55,129

Investment in affiliates                    22,723          22,158
Intangible assets                            6,636          14,595
Other assets                                 2,341           2,721
---------------------------------------  -----------    -----------
      Total assets                        $211,770        $245,287
---------------------------------------  ===========    ===========

Liabilities and Stockholders' Equity
---------------------------------------
Current liabilities:
 Trade accounts payable                      9,146          10,207
 Deferred profit*                            4,115          30,350
 Accrued expenses                           18,877          20,712
---------------------------------------  -----------    -----------
      Total current liabilities             32,138          61,269

Total stockholders' equity                 179,632         184,018
---------------------------------------  -----------    -----------
Total liabilities and stockholders'
 equity                                   $211,770        $245,287
---------------------------------------  ===========    ===========



* Deferred profit includes deferred revenue and related costs.




                                    - more -

                    FSI INTERNATIONAL, INC. AND SUBSIDIARIES
                       MISCELLANEOUS FINANCIAL INFORMATION
             (in thousands, except per share data and employee data)
                                   (unaudited)


PRODUCT REVENUE                         Fiscal Year Ended
                              --------------------------------------
                              Aug. 31,    % of    Aug. 25,    % of
                                2002    Revenues    2001    Revenues
                              --------  --------  --------  --------
Microlithography Products     $ 49,571    34.6%   $ 70,574    32.4%
Surface Conditioning Products   68,590    47.8%    104,780    48.0%
Spare Parts and Service         25,213    17.6%     42,724    19.6%
                              --------  --------  --------  --------
                              $143,374   100.0%   $218,078   100.0%
                              ========  ========  ========  ========


                                            Fiscal Year Ended
                                       ----------------------------
                                          Aug. 31,      Aug. 25,
                                            2002          2001
                                         ---------      --------
SALES BY AREA

United States                                72%           40%
International                                28%           60%

ORDERS BY AREA

United States                                62%           63%
International                                38%           37%

CASH FLOW STATEMENT

Capital expenditures                     $  4,224       $ 8,484
Depreciation                             $ 10,914       $11,680
Amortization                             $  2,603       $ 5,010

MISCELLANEOUS DATA

Total employees, including contract           651           687
Book value per share                      $  6.10       $  7.08
Shares outstanding                         29,463        25,984




                                      # # #